PROMISSORY NOTE
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MAKER:                                                 Principal Amount:

ON STAGE ENTERTAINMENT, INC.,                          $ 100,000.00
a Nevada corporation.

                                                       Effective Date:

                                                        March 4, 1999


HOLDER:                                                Maturity Date:

JOHN W. STUART, an individual                          March 3, 2000

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FOR VALUE RECEIVED, On Stage Entertainment, Inc., a Nevada corporation ("Maker")
hereby promises to pay to the order of John W. Stuart ("Holder"), the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) plus interest on the unpaid principal balance of this Promissory Note, as provided for below, until paid in full in lawful money of the United States.

1. Interest. The outstanding principal amount shall bear simple interest at a rate equal to twelve percent (12%) per annum. The rate of interest applicable hereunder shall be calculated on the basis of actual days elapsed over a 365-day year.

2. Terms and Conditions of Payment(s). On or before the Maturity Date (as defined below), Maker shall pay Holder all accrued but unpaid interest along with the outstanding principal balance.

3. Maturity Date. "Maturity Date" shall be one year from the date of issuance.

4. Application of Payments. Maker reserves the right to prepay all or any portion of the principal due upon this note. All payments under this Promissory Note shall be applied first to any costs, expenses and charges then due and payable by Maker, second to accrued but unpaid interest, and then to outstanding principal.

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5. Defaults; Remedies.

(a) This Promissory Note shall be in default if (i) any payment due under this Promissory Note is not made when due, or (ii) the Maker fails or refuses to perform any other obligation under this Promissory Note and such non-performance is continuing for more than ten (10) days after the giving of written notice by Holder.

(b) Upon default, Holder shall have all the rights and remedies available to it under this Promissory Note and applicable law, and shall have the right to declare all or part of the principal and accrued interest under this Promissory
Note immediately due and payable.

(c) The remedies of Holder as provided for herein, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successfully, or together at the sole discretion of Holder, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

6. Set-Off. Holder shall have the right to set-off an amount equal to the sum of
(i) the outstanding principal plus (ii) the accrued but unpaid interest, each due and owing to Holder under this Promissory Note, against any payment due and owing from Maker to Holder.

7. Waiver. Maker hereby waives presentment, notice of non-payment, dishonor, notice of dishonor, protest, notice of protest, demand and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the Holder to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the Holder hereof of any past-due amounts shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. All payments by Maker shall be made without set-off or counterclaim.

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8.  Notices.  Any  notice,   consent,   approval,   request,   demand  or  other
communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received when: (a) Personally delivered or if delivered by facsimile, when electronic confirmation is actually received by the party to whom notice was sent, or (b) If delivered by mail whether actually received or not, at the close of business on the third (3rd) business day following a day when placed in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, at the addresses set forth below (or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered or mailed.

The address of Maker for purposes of this paragraph is as follows:

                          On Stage Entertainment, Inc.
                             4625 W. Nevso, Suite 9
                             Las Vegas, Nevada 89103

                    Address for Holder shall be as follows:

                                 John W. Stuart
                               8213 Rancho Destino
                             Las Vegas, Nevada 89123

9. Attorneys' Fees. Maker promises to pay costs of collection, including attorneys; fees, whether or not suit is filed, upon the non-performance by Maker of any duty or obligation arising out of or in connection with this Promissory Note.

10. Severability. If for any reason whatsoever, any one or more of the provisions of this Promissory Note shall be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any other provisions of the Promissory Note illegal, inoperative, unenforceable or invalid.

11. Governing Law. This Promissory Note, and all questions relating to its validity, interpretation, performance and enforcement (including, but not limited to, provisions concerning limitations of action), shall be governed by and construed in accordance with the laws of the State of Nevada.

12. Assignment. Maker shall not assign, sell or transfer any or all of its obligations under this Promissory Note without the prior written consent of the Holder.

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13. Binding  Effect.  This Promissory Note shall be binding upon the successors, heirs, executors, administrators and assigns of Maker and shall inure to the benefit of Holder, its successors, endorsees and assigns.

14. Modification. No change or modification of this Promissory Note shall be valid unless the same be made in writing and signed by all parties hereto.

15. Captions. The captions contained herein are not a part of this Promissory Note. They are only for the convenience of the parties and do not in any way modify, amplify or give full notice of any of the terms, covenants or conditions of this Promissory Note.

16. Construction. For purposes of this Promissory Note, the language of the contract shall be deemed to be the language of both parties and neither party shall be construed as the drafter.

                                        By:/s/ Kiran Sidhu
                                           -------------------------------
                                           Kiran Sidhu, Chief Financial Officer

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